EXHIBIT 3.1

RESTATED CERTIFICATE OF INCORPORATION

(FIFTH)

OF

HUMAN GENOME SCIENCES, INC.

HUMAN GENOME SCIENCES, INC. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “General Corporation Law”), hereby certifies as follows:

FIRST: The name of the Corporation is Human Genome Sciences, Inc. The Corporation was originally incorporated under the name Genomic Pharmaceuticals, Inc., and the original Certificate of Incorporation of the Corporation was filed by the Corporation with the Secretary of State of Delaware on June 26, 1992. The Corporation previously filed a Certificate of Amendment to the Certificate of Incorporation on June 29, 1992 and a Restated Certificate of Incorporation on January 5, 1993 (the “Original Restated Certificate”), a Restated Certificate of Incorporation (Second) on February 4, 1993, a Restated Certificate of Incorporation (Third) on April 29, 1993, and a Restated Certificate of Incorporation (Fourth) on May 19, 1993.

SECOND: This Restated Certificate of Incorporation (Fifth) (this “Restated Certificate”) restates and integrates and further amends the Fourth Restated Certificate in its entirety, was duly adopted in accordance with the provisions of Section 242 and 245 of the Delaware General Corporation Law, and was approved by written consent of the stockholders of the Corporation given in accordance with the provisions of Section 228 of the Delaware General Corporation Law (prompt notice of such action having been given to those stockholders who did not consent in writing).

THIRD: The text of the Fourth Restated Certificate is hereby restated and amended effective as of the closing of the public offering pursuant to the Registration Statement on Form S-l filed by the Corporation with the Securities and Exchange Commission on October 1, 1993 to read in its entirety as follows:

ARTICLE I

Name

The name of the corporation is Human Genome Sciences, Inc.

ARTICLE II

Purpose

The Corporation is organized to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware.

ARTICLE III

Capital Stock

(a) Authorization. The total number of shares of all classes of stock which the Corporation shall have authority to issue is 51,000,000 consisting of 1,000,000 shares of Preferred Stock, par value $.01 per share (the “Preferred Stock”), and 50,000,000 shares of Common Stock, par value $.01 per share (the “Common Stock”).

(b) Designation of Preferred Stock. The Board of Directors of the Corporation (the “Board of Directors”) is hereby expressly authorized to provide for, designate and issue, out of the authorized but unissued shares of Preferred Stock, one or more series of Preferred Stock subject to the terms and conditions set forth herein. Before any shares of any such series are issued, the Board of Directors shall fix, and hereby is expressly empowered to fix, by resolution or resolutions, the following provisions of the shares of any such series:

(1) the designation of such series, the number of shares to constitute such series and the stated value thereof, if different from the par value thereof;

(2) whether the shares of such series shall have voting rights or powers in addition to any voting rights required by law and, if so, the terms of such voting rights or powers, which may be full or limited;

(3) the dividends, if any, payable on such series, whether any such dividends shall be cumulative, and, if so, from what dates, the conditions and dates upon which such dividends shall be payable, the preference or relation which such dividends shall bear to the dividends payable on any shares of stock of any other class or series;

(4) whether the shares of such class or series shall be subject to redemption by the Corporation, and, if so, the times, prices and other conditions of such redemption;

(5) the amount or amounts payable with respect to shares of such class or series upon, and the rights of the holders of such class or series in, the voluntary or involuntary liquidation, dissolution or winding up, or upon any distribution of the assets, of the Corporation;

(6) whether the shares of such class or series shall be subject to the operation of a retirement or sinking fund and, if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the shares of such class or series for retirement or other corporate purposes and the terms and provisions relative to the operation thereof;

(7) whether the shares of such class or series shall be convertible into, or exchangeable for, shares of stock of any other class or series of any other securities and, if so, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and conditions of conversion or exchange;

(8) the limitations and restrictions, if any, to be effective while any shares of such class or series are outstanding upon the payment of dividends or the making of other distributions on, and upon the purchase, redemption or other acquisition by the Corporation of the Common Stock or shares of stock of any other class or series;

(9) the conditions or restrictions, if any, to be effective while any shares of such class or series are outstanding upon the creation of indebtedness of the Corporation or upon the issue of any additional stock, including additional shares of such class or series or of any other class or series; and

(10) any other powers, designations, preferences and relative, participating, optional or other special rights, and any qualifications, limitations or restrictions thereof.

The powers, designations, preferences and relative, participating, optional or other special rights of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. The Board of Directors is hereby expressly authorized from time to time to increase (but not above the total number of authorized shares of Preferred Stock) or decrease (but not below the number of shares thereof then outstanding) the number of shares of stock of any series of Preferred Stock so designated pursuant to this Section III(b).

(c) Common Stock

(1) Designation and Amount. The designation of this class of capital stock shall be Common Stock, par value $.01 per share (“Common Stock”). The number of shares, powers, terms, conditions, designations, preferences and privileges, relative, participating, optional and other special rights, and qualifications, limitations and restrictions, shall be as set forth in this Article III(c). The number of authorized shares of Common Stock is 50,000,000. The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of the majority of the stock of the Corporation entitled to vote, irrespective of the provisions of section 242(b)(2) of the Delaware General Corporation Law.

(2) Voting. Except as provided in this Restated Certificate of Incorporation or by applicable law, each Common Stockholder shall be entitled to one vote for each share of Common Stock held of record on all matters as to which Common Stockholders shall be entitled to vote, which voting rights shall not be cumulative. In any election of directors, no Common Stockholder shall be entitled to more than one vote per share.

(3) Other Rights. Each share of Common Stock issued and outstanding shall be identical in all respects with each other such share, and no dividends shall be paid on any shares of Common Stock unless the same dividend is paid on all shares of Common Stock outstanding at the time of such payment. Except for and subject to those rights expressly granted to the holders of Preferred Stock and except as may be provided by the laws of the State of Delaware, the Common Stockholders shall have all other rights of stockholders, including, without limitation, (a) the right to receive dividends, when and as declared by the Board of Directors, out of assets lawfully available therefor, and (b) in the event of any distribution of assets upon a liquidation, dissolution or winding-up of the affairs of the Corporation (each a “Liquidation”) or otherwise, the right to receive ratably and equally, together with the holders of outstanding shares of any other class or series of stock, all the assets and funds of the Corporation remaining after the payment to the holders of the Preferred Stock of the specific amounts which they are entitled to receive upon such Liquidation, as provided herein.

(d) Conversion of Preferred Stock to Common Stock. Each share of Preferred Stock issued prior to the date (the “Effective Date”) this Restated Certificate of Incorporation (Fifth) becomes effective and designated as Series A Convertible Preferred Stock, par value $.01 per share (“Series A Preferred Stock”) or Series B Convertible Preferred stock, par value $.01 per share (“Series B Preferred Stock”) shall at the Effective Date be converted into one share of Common Stock (prior to the reverse stock split pursuant to subparagraph (e) below) without any further act of this Corporation or its shareholders, but subject to the provisions of Article III(f) below. After the Effective Date, holders of certificates for Series A Preferred Stock and Series B Preferred Stock shall (subject to the provisions of Article III(f)) have the right to receive, in exchange for such certificates, certificates for a number of shares of Common Stock equal to the number of shares of Series A Preferred Stock or Series B Preferred Stock represented by such certificates (subject to adjustment pursuant to subparagraph (e) below). At the Effective Date, the holders of Class A Preferred Stock and Class B Preferred Stock shall cease to be holders of such shares and shall be and become holders of fully paid and nonassessable shares of Common Stock whether or not their certificates for shares of Series A Preferred Stock or Series B Preferred Stock are exchanged for certificates for shares of Common Stock and shall cease to be entitled to any rights, preferences, privileges or claims which they had or may now have by reason of the holding or owning of shares of Class A Preferred Stock or Class B Preferred Stock. Every warrant or option issued by the Corporation prior to the Effective Date for shares of Series A Preferred Stock or Series B Preferred Stock shall, at the Effective Date, be converted into a warrant or option to receive the number of shares of Common Stock into which the shares issuable upon exercise of the warrant or option would be converted if such shares were issued and outstanding on the Effective Date.

(e) Reverse Stock Split. Each share of Common Stock issued prior to the Effective Date, including shares of Common Stock issuable upon conversion of Preferred Stock outstanding at the Effective Date, (a “Pre-existing Share”) shall, at the Effective Date, be and by this means is converted into seventy-five one-hundredths (.75) of a share of Common Stock without any further act of this Corporation or its shareholders, but subject to the provisions of Article III(f) below. After the Effective Date, holders of certificates for Pre-existing Shares shall (subject to the provisions of Article III(f)) have the right to receive, in exchange for their certificates for Pre-existing Shares, certificates for shares of Common Stock equal to .75 times the number of Pre-existing Shares held by them and shall be deemed to hold only that number of shares of Common Stock into which their Pre-existing Shares have been converted (together with the rights set forth in Article III(f)) whether or not such certificates are exchanged for certificates for the new number of shares. Every warrant or option for shares of Common Stock issued by the Corporation prior to the Effective Date shall, at the Effective Date, be converted into a warrant or option to receive the number of shares into which the shares issuable upon exercise of the warrant or option would be converted if such shares were Pre-existing Shares.

(f) Fractional Shares. No fractional shares of Common Stock shall be issued and the holders of Pre-existing Shares and shares of Class A Preferred Stock and Class B Preferred Stock shall not be or become entitled to any fractional shares of Common Stock by reason of the reclassifications and changes provided in Articles III(d) and III(e). If such reclassification and change would otherwise result in fractions of a share of Common Stock, the Corporation shall, for each such fraction of a share, pay to the person surrendering certificates for Pre-existing Shares or shares of Class A Preferred Stock or Class B Preferred Stock cash in an amount equal to the fraction of a share to which such person would be entitled times the initial price to the public in the offering of shares pursuant to the Registration Statement on Form S-l filed by the Corporation with the Securities and Exchange Commission on October 1, 1993.

ARTICLE IV

Registered Agent

The address of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware. The name of the registered agent of the Corporation at such address is The Corporation Trust Company.

ARTICLE V

Board of Directors

The number of directors of the Corporation shall be such number as from time to time shall be fixed by, or in the manner provided in, the By-laws of the Corporation. Unless and except to the extent that the By-laws of the Corporation otherwise require, the election of directors of the Corporation need not be by written ballot.

ARTICLE VI

By-laws

In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized to adopt, amend or repeal the By-laws of the Corporation.

ARTICLE VII

Perpetual Existence

The Corporation is to have perpetual existence.

ARTICLE VIII

Amendments and Repeal

The Corporation reserves the right at any time, and from time to time, to amend, alter, change or repeal any provision contained in this Restated Certificate of Incorporation, and to add or insert other provisions authorized at such time by the laws of the State of Delaware, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Restated Certificate of Incorporation in its present form or as hereafter amended are granted subject to the rights reserved in this Article VIII.

ARTICLE IX

Compromises and Arrangements

Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under Section 291 of the Delaware General Corporation Law or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under Section 279 of the Delaware General Corporation Law, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as such court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, then such compromise or arrangement and such reorganization shall, if sanctioned by the court to which such application has been made, be binding on all the creditors or class of creditors, and/or on all of the stockholders or class of stockholders of the Corporation, as the case may be, and also on the Corporation.

ARTICLE X

Limitation of Liability

No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of his or her fiduciary duty as director; provided, however, that nothing contained in this Article X shall eliminate or limit the liability of a director:

(a) for any breach of the director’s duty of loyalty to the Corporation or its stockholders;

(b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law;

(c) under Section 174 of the General Corporation Law of the State of Delaware; or

(d) for any transaction from which the director derived improper personal benefit.

No amendment to or repeal of this Article X shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

IN WITNESS WHEREOF, the undersigned has caused this Restated Certificate of Incorporation to be duly executed on behalf of the Corporation as of November 12, 1993.

HUMAN GENOME SCIENCES, INC.

By:	/s/ Lewis J. Shuster
Lewis J. Shuster,
Executive Vice President

ATTEST:

/s/ Alain Cappeluti
Name:	Alain Cappeluti
Title:	Assistant Secretary

CERTIFICATE OF AMENDMENT

OF THE

CERTIFICATE OF INCORPORATION

OF

HUMAN GENOME SCIENCES, INC.

Pursuant to Section 242 of the General Corporation Law, Human Genome Sciences, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY THAT:

1. The name of the corporation is Human Genome Sciences, Inc.

2. The Certificate of Incorporation of the Corporation, as amended, is hereby amended by adding the following as the second and third paragraphs of Article V:

“Terms of Directors. The number of Directors of the Corporation shall be fixed by resolution duly adopted from time to time by the Board of Directors. The Directors, shall be classified, with respect to the term for which they hold office, into three classes, as nearly equal in number as possible. The initial Class I Directors shall serve for a term expiring at the annual meeting of stockholders to be held in 2000, the initial Class II Directors shall serve for a term expiring at the annual meeting of stockholders to be held in 1999, and the initial Class III Directors shall serve for a term expiring at the annual meeting of stockholders to be held in 1998. At each annual meeting of stockholders, the successor or successors of the class of Directors whose term expires at that meeting shall be elected by a plurality of the votes cast at such meeting and shall hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election. The Directors elected to each class shall hold office until their successors are duly elected and qualified or until their earlier resignation or removal.

“Vacancies. Any and all vacancies in the Board of Directors, however occurring, including, without limitation, by reason of an increase in size of the Board of Directors, or the death, resignation, disqualification or removal of a Director, shall be filled solely by the affirmative vote of a majority of the remaining Directors then in office, even if less than a quorum of the Board of Directors. Any Director appointed in accordance with the preceding sentence shall hold office until the annual meeting of stockholders at which the class of Directors for which he or she has been chosen is elected and until such Director’s successor shall have been duly elected and qualified or until his or her earlier resignation or removal. When the number of Directors is increased or decreased, the Board of Directors shall determine the class or classes to which the increased or decreased number of Directors shall be apportioned so as to maintain each class as nearly equal in number as possible; provided, however, that no decrease in the number of Directors shall shorten the term of any incumbent Director.

3. At a meeting of the Board of Directors of the Corporation, resolutions were duly adopted setting forth the foregoing amendment to the Certificate of Incorporation, declaring said amendment to be advisable and seeking the written consent of stockholders of the Corporation to such amendment.

4. Upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, a meeting of the stockholders was held.

5. Said amendment was duly adopted by the stockholders in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the undersigned has caused this Certificate of Amendment to be signed by Melvin D. Booth, its authorized officer.

Dated: May 23,1997

HUMAN GENOME SCIENCES, INC.

By:	/s/ Melvin D. Booth
Melvin D. Booth, President

CERTIFICATE OF DESIGNATION, PREFERENCES AND

RIGHTS OF SERIES A JUNIOR PARTICIPATING PREFERRED STOCK

of

HUMAN GENOME SCIENCES, INC.

Pursuant to Section 151 of the General Corporation Law

of the State of Delaware

We, William A. Haseltine, Ph.D., Chairman of the Board and Chief Executive Officer, and James H. Davis, Ph.D., Senior Vice President, General Counsel and Secretary, of Human Genome Sciences, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware, in accordance with the provisions of Section 103 thereof, DO HEREBY CERTIFY:

That pursuant to the authority conferred upon the Board of Directors by the Restated Certificate of Incorporation, as amended, of the said Corporation, the said Board of Directors on May 20, 1998 adopted the following resolution creating a series of 30,000 shares of Preferred Stock designated as Series A Junior Participating Preferred Stock:

RESOLVED, that pursuant to the authority vested in the Board of Directors of this Corporation in accordance with the provisions of its Certificate of Incorporation, as amended, a series of Preferred Stock of the Corporation be and it hereby is created, and that the designation and amount thereof and the voting powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations and restrictions thereof are as follows:

Section 1. Designation and Amount. The shares of such series shall be designated as “Series A Junior Participating Preferred Stock” and the number of shares constituting such series shall be 30,000.

Section 2. Dividends and Distributions.

(A) Subject to the prior and superior rights of the holders of any shares of any series of Preferred Stock ranking prior and superior to the shares of Series A Junior Participating Preferred Stock with respect to dividends, the holders of shares of Series A Junior Participating Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of January, April, July and October in each year (each such date being referred to herein as a “Quarterly Dividend Payment Date”), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Junior Participating Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $45.00 or (b) subject to the provision for adjustment hereinafter set forth, 1,000 times the aggregate per share amount of all cash dividends, and 1,000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock

(by reclassification or otherwise), declared on the Common Stock, without par value, of the Corporation (the “Common Stock”) since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Junior Participating Preferred Stock. In the event the Corporation shall at any time after June 20, 1998 (the “Effective Date”) (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount to which holders of shares of Series A Junior Participating Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(B) The Corporation shall declare a dividend or distribution on the Series A Junior Participating Preferred Stock as provided in paragraph (A) above immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided, however, that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $45.00 per shall on the Series A Junior Participating Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

(C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Junior Participating Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series A Junior Participating Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Junior Participating Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Junior Participating Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Junior Participating Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than thirty (30) days prior to the date fixed for the payment thereof.

Section 3. Voting Rights. The holders of shares of Series A Junior Participating Preferred Stock shall have the following voting rights:

(A) Subject to the provision for adjustment hereinafter set forth, each share of Series A Junior Participating Preferred Stock shall entitle the holder thereof to 1,000 votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the number of votes per share to which holders of shares of Series A Junior Participating Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(B) Except as otherwise provided herein or by law, the holders of shares of Series A Junior Participating Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

(C) (i) If at any time dividends on any Series A Junior Participating Preferred Stock shall be in arrears in an amount equal to six (6) quarterly dividends thereon, the occurrence of such contingency shall mark the beginning of a period (herein called a “default period”) which shall extend until such time when all accrued and unpaid dividends for all previous quarterly dividend periods and for the current quarterly dividend period on all shares of Series A Junior Participating Preferred Stock then outstanding shall have been declared and paid or set apart for payment. During each default period, all holders of Preferred Stock (including holders of the Series A Junior Participating Preferred Stock) with dividends in arrears in an amount equal to six (6) quarterly dividends thereon, voting as a class, irrespective of series, shall have the right to elect two (2) Directors.

(ii) During any default period, such voting right of the holders of Series A Junior Participating Preferred Stock may be exercised initially at a special meeting called pursuant to subparagraph (iii) of this Section 3(C) or at any annual meeting of stockholders, and thereafter at annual meetings of stockholders, provided that neither such voting right nor the right of the holders of any other series of Preferred Stock, if any, to increase, in certain cases, the authorized number of Directors shall be exercised unless the holders of ten percent (10%) in number of shares of Preferred Stock outstanding shall be present in person or by proxy. The absence of a quorum of the holders of Common Stock shall not affect the exercise by the holders of Preferred Stock of such voting right. At any meeting at which the holders of Preferred Stock shall exercise such voting right initially during an existing default period, they shall have the right, voting as a class, to elect Directors to fill such vacancies, if any, in the Board of Directors as may then exist up to two (2) Directors or, if such right is exercised at an annual meeting, to elect two (2) Directors. If the number which may be so elected at any special meeting does not amount to the required number, the holders of the Preferred Stock shall have the right to make such increase in the number of

Directors as shall be necessary to permit the election by them of the required number. After the holders of the Preferred Stock shall have exercised their right to elect Directors in any default period and during the continuance of such period, the number of Directors shall not be increased or decreased except by vote of the holders of Preferred Stock as herein provided or pursuant to the rights of any equity securities ranking senior to or pari passu with the Series A Junior Participating Preferred Stock.

(iii) Unless the holders of Preferred Stock shall, during an existing default period, have previously exercised their right to elect Directors, the Board of Directors may order, or any stockholder or stockholders owning in the aggregate not less than ten percent (10%) of the total number of shares of Preferred Stock outstanding, irrespective of series, may request, the calling of a special meeting of the holders of Preferred Stock, which meeting shall thereupon be called by the President, a Vice-President or the Secretary of the Corporation. Notice of such meeting and of any annual meeting at which holders of Preferred Stock are entitled to vote pursuant to this paragraph (C)(iii) shall be given to each holder of record of Preferred Stock by mailing a copy of such notice to him at his last address as the same appears on the books of the Corporation. Such meeting shall be called for a time not earlier than twenty (20) days and not later than sixty (60) days after such order or request or in default of the calling of such meeting within sixty (60) after such order or request, such meeting may be called on similar notice by any stockholder or stockholders owning in the aggregate not less than ten percent (10%) of the total number of shares of Preferred Stock outstanding. Notwithstanding the provisions of this paragraph (C)(iii), no such special meeting shall be called during the period within sixty (60) days immediately preceding the date fixed for the next annual meeting of the stockholders.

(iv) In any default period, the holders of Common Stock, and other classes of stock of the Corporation if applicable, shall continue to be entitled to elect the whole number of Directors until the holders of Preferred Stock shall have exercised their right to elect two (2) Directors voting as a class, after the exercise of which right (x) the Directors so elected by the holders of Preferred Stock shall continue in office until their successors shall have been elected by such holders or until the expiration of the default period, and (y) any vacancy in the Board of Directors may (except as provided in paragraph (C)(ii) of this Section 3) be filled by vote of a majority of the remaining Directors theretofore elected by the holders of the class of stock which elected the Director whose office shall have become vacant. References in this paragraph (C) to Directors elected by the holders of a particular class of stock shall include Directors elected by such Directors to fill vacancies as provided in clause (y) of the foregoing sentence.

(v) Immediately upon the expiration of a default period, (x) the right of the holders of Preferred Stock as a class to elect Directors shall cease, (y) the term of any Directors elected by the holders of Preferred Stock as a class shall terminate, and (z) the number of Directors shall be such number as may be provided for in the certificate of incorporation or by-laws irrespective of any increase made pursuant to the provisions of paragraph (C)(ii) of this Section 3 (such number being subject, however, to change thereafter in any manner provided by law or in the certificate of incorporation or by-laws). Any vacancies in the Board of Directors effected by the provisions of clauses (y) and (z) in the preceding sentence may be filled by a majority of the remaining Directors.

(D) Except as set forth herein, holders of Series A Junior Participating Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

Section 4. Certain Restrictions.

(A) Whenever quarterly dividends or other dividends or distributions payable on the Series A Junior Participating Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Junior Participating Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

(i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Participating Preferred Stock;

(ii) declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Junior Participating Preferred Stock, except dividends paid ratably on the Series A Junior Participating Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

(iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Junior Participating Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Junior Participating Preferred Stock;

(iv) purchase or otherwise acquire for consideration any shares of Series A Junior Participating Preferred Stock, or any shares of stock ranking on a parity with the Series A Junior Participating Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of

Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

(B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

Section 5. Reacquired Shares. Any shares of Series A Junior Participating Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

Section 6. Liquidation, Dissolution or Winding Up.

(A) Upon any liquidation (voluntary or otherwise), dissolution or winding up of the Corporation, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Series A Junior Participating Preferred Stock shall have received $250.00 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the “Series A Liquidation Preference”). Following the payment of the full amount of the Series A Liquidation Preference, no additional distributions shall be made to the holders of shares of Series A Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Common Stock shall have received an amount per share (the “Common Adjustment”) equal to the quotient obtained by dividing (i) the Series A Liquidation Preference by (ii) 1,000 (as appropriately adjusted as set forth in subparagraph C below to reflect such events as stock splits, stock dividends and recapitalizations with respect to the Common Stock) (such number in clause (ii), the “Adjustment Number”). Following the payment of the full amount of the Series A Liquidation Preference and the Common Adjustment in respect of all outstanding shares of Series A Junior Participating Preferred Stock and Common Stock, respectively, holders of Series A Junior Participating Preferred Stock and holders of shares of Common Stock shall receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Adjustment Number to 1 with respect to such Preferred Stock and Common Stock, on a per share basis, respectively.

(B) In the event, however, that there are not sufficient assets available to permit payment in full of the Series A Liquidation Preference and the liquidation preferences of all other series of preferred stock, if any, which rank on a parity with the Series A Junior Participating Preferred Stock, then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences. In the event, however, that there are not sufficient assets available to permit payment in full of the Common Adjustment, then such remaining assets shall be distributed ratably to the holders of Common Stock.

(C) In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

Section 7. Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series A Junior Participating Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 1,000 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Junior Participating Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

Section 8. No Redemption. The shares of Series A Junior Participating Preferred Stock shall not be redeemable.

Section 9. Ranking. The Series A Junior Participating Preferred Stock shall rank junior to all other series of the Corporation’s Preferred Stock as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise

Section 10. Amendment. The Restated Certificate of Incorporation, as amended, of the Corporation shall not be further amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Junior Participating Preferred Stock so as to affect them adversely without the affirmative vote of the holders of a majority or more of the outstanding shares of Series A Junior Participating Preferred Stock, voting separately as a class.

Section 11. Fractional Shares. Series A Junior Participating Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder’s fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Junior Participating Preferred Stock.

IN WITNESS WHEREOF, we have executed and subscribed this Certificate and do affirm the foregoing as true under the penalties of perjury this 26th day of May, 1998.

/s/ William A. Haseltine, Ph.D.
William A. Haseltine, Ph.D.
Chairman of the Board and Chief Executive Officer

/s/ James H. Davis, Ph.D.
James H. Davis, Ph.D.
Senior Vice President, General Counsel and Secretary

CERTIFICATE OF AMENDMENT

TO

RESTATED CERTIFICATE OF INCORPORATION (FIFTH)

OF

HUMAN GENOME SCIENCES, INC.

Pursuant to Section 242

of the General Corporation Law

of the State of Delaware

Human Genome Sciences, Inc. (hereinafter called the “Corporation”), organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:

FIRST: In accordance with the General Corporation Law of the State of Delaware, the Board of Directors of the Corporation adopted resolutions pursuant to Section 242 of the General Corporation Law of the State of Delaware setting forth an amendment to the Restated Certificate of Incorporation (Fifth) of the Corporation and declaring said amendment to be advisable. The stockholders of the Corporation duly approved said proposed amendment at a special meeting in accordance with Section 211 of the General Corporation Law of the State of Delaware. The resolutions setting forth the amendment are as follows:

RESOLVED: That Article III(a) of the Restated Certificate of Incorporation (Fifth) be and hereby is amended by deleting the existing Article III(a) and inserting the following paragraph in lieu thereof:

“(a) Authorization. The total number of shares of all classes of stock which the Corporation shall have authority to issue is 270,000,000 shares, consisting of 20,000,000 shares of Preferred Stock, par value $.01 per share (the “Preferred Stock”), and 250,000,000 shares of Common Stock, par value $.01 per share (the “Common Stock”).”

RESOLVED: That Article III(c)(1) of the Restated Certificate of Incorporation (Fifth) be and hereby is amended by deleting the existing Article III(c)(1) and inserting the following paragraph in lieu thereof:

“(1) Designation and Amount. The designation of this class of capital stock shall be Common Stock, par value $.01 per share (“Common Stock”). The number of shares, powers, terms, conditions, designations, preferences and privileges, relative, participating, optional and other special rights, and qualifications, limitations and restrictions, shall be as set forth in this Article III(c). The number of authorized shares of Common Stock is 250,000,000. The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of the majority of the stock of the Corporation entitled to vote, irrespective of the provisions of section 242(b)(2) of the Delaware General Corporation Law.”

IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be affixed hereto and this Certificate of Amendment to be signed by its Chairman of the Board and Chief Executive Officer this 16th day of December, 1999.

[Corporate Seal]	HUMAN GENOME SCIENCES, INC.

	By:	/s/ William A. Haseltine, Ph.D.
William A. Haseltine, Ph.D.
Chairman of the Board and Chief Executive Officer

CERTIFICATE OF AMENDMENT

TO

RESTATED CERTIFICATE OF INCORPORATION (FIFTH)

OF

HUMAN GENOME SCIENCES, INC.

Pursuant to Section 242

of the General Corporation Law

of the State of Delaware

Human Genome Sciences, Inc. (hereinafter called the “Corporation”), organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:

FIRST: In accordance with the General Corporation Law of the State of Delaware, the Board of Directors of the Corporation adopted resolutions pursuant to Section 242 of the General Corporation Law of the State of Delaware setting forth an amendment to the Restated Certificate of Incorporation (Fifth) of the Corporation and declaring said amendment to be advisable. The stockholders of the Corporation duly approved said proposed amendment at an annual meeting in accordance with Section 211 of the General Corporation Law of the State of Delaware. The resolutions setting forth the amendment are as follows:

RESOLVED: That Article III(a) of the Restated Certificate of Incorporation (Fifth) be and hereby is amended by deleting the existing Article III(a) and inserting the following paragraph in lieu thereof:

“(a) Authorization. The total number of shares of all classes of stock which the Corporation shall have authority to issue is 420,000,000 shares, consisting of 20,000,000 shares of Preferred Stock, par value $.01 per share (the “Preferred Stock”), and 400,000,000 shares of Common Stock, par value $.01 per share (the “Common Stock”).”

RESOLVED: That Article III(c)(1) of the Restated Certificate of Incorporation (Fifth) be and hereby is amended by deleting the existing Article III(c)(l) and inserting the following paragraph in lieu thereof:

“(1) Designation and Amount. The designation of this class of capital stock shall be Common Stock, par value $.01 per share (“Common Stock”). The number of shares, powers, terms, conditions, designations, preferences and privileges, relative, participating, optional and other special rights, and qualifications, limitations and restrictions, shall be as set forth in this Article III(c). The number of authorized shares of Common Stock is 400,000,000. The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of the majority of the stock of the Corporation entitled to vote, irrespective of the provisions of section 242(b)(2) of the Delaware General Corporation Law.”

IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be affixed hereto and this Certificate of Amendment to be signed by its Chairman of the Board and Chief Executive Officer this 23rd day of May, 2001.

[Corporate Seal]	HUMAN GENOME SCIENCES, INC.

	By:	/s/ William A. Haseltine, Ph.D.
William A. Haseltine, Ph.D.
Chairman of the Board and Chief Executive Officer

CERTIFICATE OF OWNERSHIP AND MERGER

MERGING

PRINCIPIA PHARMACEUTICAL CORPORATION

(a Delaware corporation)

INTO

HUMAN GENOME SCIENCES, INC.

(a Delaware corporation)

Pursuant to Section 253 of the General Corporation Law

of the State of Delaware

Human Genome Sciences, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Company”), does hereby certify as follows:

A. The Company is the owner of all of the outstanding shares of Common Stock, par value $0.001 per share, of Principia Pharmaceutical Corporation, a corporation organized and existing under the laws of the State of Delaware (the “Subsidiary”), and the Subsidiary has no other class of stock outstanding.

B. The Board of Directors of the Company duly adopted at a meeting on December 11, 2002, the following resolutions:

RESOLVED, that the Subsidiary shall be merged with and into the Company (the “Merger”) and that the Company shall assume all of the Subsidiary’s obligations, with the Company as the corporation surviving the Merger (the “Surviving Corporation”), with the Merger to be effective on December 31, 2002, at 11:59 p.m. (the “Effective Time”).

FURTHER RESOLVED, that the Certificate of Incorporation of the Company in effect immediately prior to the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation following the Merger, until further amended in accordance with the terms thereof and the Delaware General Corporation Law (the “DGCL”).

FURTHER RESOLVED, that the Bylaws of the Company in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation following the Merger, until further amended in accordance with the terms thereof and the DGCL.

FURTHER RESOLVED, that the directors of the Company and the officers of the Company in office immediately prior to the Effective Time shall, from and after the Effective Time, be the directors and officers, respectively, of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation’s Certificate of Incorporation and Bylaws.

FURTHER RESOLVED, that the manner of converting or canceling shares of the Subsidiary shall be as follows:

(a) At the Effective Time, each share of Common Stock, par value $0.001 per share, of the Subsidiary (the “Shares”) issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger, be canceled and cease to exist without any conversion thereof: and

(b) At the Effective Time, each Share issued and held by the Subsidiary in treasury shall, by virtue of the Merger, be canceled and cease to exist without any conversion thereof.

FURTHER RESOLVED, that the proper officers of the Company be and hereby are directed to make and execute a Certificate of Ownership and Merger setting forth a copy of the resolutions authorizing the Company to merge the Subsidiary into the Company and the date of the adoption thereof, and to cause the same to be filed with the Secretary of State of Delaware, and to do all acts and things whatsoever, whether within or without the State of Delaware, which may be in any way necessary to effect said merger.

C. The Merger has been approved by the Company as the sole holder of the outstanding capital stock of the Subsidiary at a duly called meeting of the Company’s Board of Directors on December 11, 2002.

IN WITNESS WHEREOF, the Company has caused this Certificate to be signed by James H. Davis, Ph.D. as of the 16th day of December, 2002.

HUMAN GENOME SCIENCES, INC.

By:	/s/ James H. Davis, Ph.D.
Name:	James H. Davis, Ph.D.
Title:	Senior Vice President and General Counsel

CERTIFICATE OF AMENDMENT

TO

RESTATED CERTIFICATE OF INCORPORATION (FIFTH)

OF

HUMAN GENOME SCIENCES, INC.

Pursuant to Section 242

of the General Corporation Law

of the State of Delaware

Human Genome Sciences, Inc., (hereinafter called the “Corporation”), organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:

FIRST: In accordance with the General Corporation Law of the State of Delaware, the Board of Directors of the Corporation adopted resolutions pursuant to Section 242 of the General Corporation Law of the State of Delaware setting forth an amendment to the Restated Certificate of Incorporation (Fifth) of the Corporation and declaring said amendment to be advisable. The stockholders of the Corporation duly approved said proposed amendment in accordance with Section 211 of the General Corporation Law of the State of Delaware. The resolutions setting forth the amendment are as follows:

RESOLVED: That Article V of the Restated Certificate of Incorporation (Fifth) be and hereby is amended by deleting the second and third paragraphs of Article V and inserting the following paragraphs in lieu thereof:

“Term of Office. The number of directors of the Corporation shall be fixed by resolution duly adopted from time to time by the Board of Directors. Each director shall be elected for a term of office that shall expire at the next annual meeting of stockholders following his election, and each director shall remain in office until the election and qualification of his successor or until his earlier death, resignation or removal.

Vacancies. Any and all vacancies in the Board of Directors, however occurring, including without limitation, by reason of an increase in the size of the Board of Directors, or the death, resignation, disqualification or removal of a director, shall be filled solely by the affirmative vote of a majority of the remaining directors then in office, even if less than a quorum of the Board of Directors. Any director appointed in accordance with the preceding sentence shall hold office until the next annual meeting of stockholders following his appointment and until such director’s successor shall have been duly elected and qualified or until his earlier resignation or removal.”

IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be affixed hereto and this Certificate of Amendment to be signed by its President and Chief Executive Officer this 7th day of May, 2008.

[Corporate Seal]	HUMAN GENOME SCIENCES, INC.

	By:	/s/ H. Thomas Watkins
H. Thomas Watkins
President and Chief Executive Officer

CERTIFICATE OF ELIMINATION OF THE

SERIES A JUNIOR PARTICIPATING PREFERRED STOCK

OF HUMAN GENOME SCIENCES, INC.

Pursuant to Section 151(g) of the General Corporation Law of the State of Delaware

Human Genome Sciences, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), in accordance with the provisions of Section 151(g) of the General Corporation Law of the State of Delaware, hereby certifies as follows:

1. That, pursuant to Section 151 of the General Corporation Law of the State of Delaware and authority granted in the Certificate of Incorporation, as amended, of the Corporation, the Board of Directors of the Corporation (the “Board”), by resolution duly adopted, authorized the issuance of a series of Thirty Thousand (30,000) shares of Preferred Stock of the Corporation designated as Series A Junior Participating Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock”), and established the voting powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions thereof, and, on May 28,1998, filed a Certificate of Designation (the “Certificate of Designation”) with respect to such Series A Preferred Stock in the office of the Secretary of State of the State of Delaware.

2. That no shares of such Series A Preferred Stock are outstanding and no shares thereof will be issued subject to the Certificate of Designation.

3. That the Board has adopted the following resolutions:

WHEREAS, pursuant to Section 151 of the General Corporation Law of the State of Delaware (the “DGCL”) and authority granted in the Restated Certificate of Incorporation (Fifth), as amended, of the Corporation the Board, by resolution duly adopted, authorized the issuance of a series of Thirty Thousand (30,000) shares of Preferred Stock of the Corporation designated as Series A Junior Participating Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock”), and established the voting powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions thereof, and, on May 28, 1998, filed a Certificate of Designation (the “Certificate of Designation”) with respect to such Series A Preferred Stock in the office of the Secretary of State of the State of Delaware; and

WHEREAS, as of the date hereof, no shares of Series A Preferred Stock are outstanding and no shares of Series A Preferred Stock will be issued subject to the Certificate of Designation; and

WHEREAS, the Board deems it desirable and in the best interests of the Corporation that all matters set forth in the Certificate of Designation with respect to the Series A Preferred Stock be eliminated from the Certificate of Incorporation, as amended, of the Corporation.

NOW, THEREFORE, BE IT HEREBY:

RESOLVED, that all matters set forth in the Certificate of Designation filed by the Corporation with the office of the Secretary of State of the State of Delaware on May 28, 1998 designating a series of 30,000 shares of Series A Junior Participating Preferred Stock, par value $0.01 per share, of the Corporation, are hereby eliminated from the Restated Certificate of Incorporation (Fifth), as amended, of the Corporation; and be it

FURTHER RESOLVED, that the officers of the Corporation be, and hereby are, authorized and directed to file a Certificate of Elimination with the office of the Secretary of State of the State of Delaware setting forth a copy of these resolutions whereupon all matters set forth in the Certificate of Designation with respect to the Series A Preferred Stock shall be eliminated from the Restated Certificate of Incorporation (Fifth), as amended, of the Corporation.

4. That, accordingly, all matters set forth in the Certificate of Designation with respect to the Series A Preferred Stock be, and hereby are, eliminated from the Certificate of Incorporation, as heretofore amended, of the Corporation.

(Remainder of this page intentionally left blank; signatures begin on the next page.)

IN WITNESS WHEREOF, Human Genome Sciences, Inc. has caused this Certificate to be executed by its duly authorized officer this 20th day of May, 2010.

HUMAN GENOME SCIENCES, INC.

By:	/s/ James H. Davis, Ph.D.
Name: James H. Davis, Ph.D.
Office: Executive Vice President, General Counsel and Secretary

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